PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 10

ARTICLES SUPPLEMENTARY

      Prudential Investment Portfolios, Inc. 10, a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST:     Pursuant to authority expressly vested in
the
Board of Directors of the Corporation (the "Board of Directors") by Article SIXTH of the charter of the Corporation
(the "Charter"), the Board of Directors has duly reclassified and designated all authorized but unissued shares of Class L Common Stock, $0.001 par value per share, of each series of shares of stock of the Corporation as additional shares of Class A Common Stock, $0.001 par value per share, of such series ("Class A Common Stock"), with the terms set forth in the Charter applicable to shares of Class A Common Stock.
      SECOND:     Prior to the reclassification and
designation
authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 5,500,000,000 shares, $0.001 par value per share, having an aggregate par value of $5,500,000,000, classified and designated as follows:

 Prudential Jennison Equity Income Fund       725,000,000 shares
Class A Common Stock                          250,000,000 shares
Class B Common Stock                           20,000,000 shares
Class C Common Stock                          150,000,000 shares
Class L Common Stock                            3,000,000 shares
Class M Common Stock                            1,000,000 shares
Class Q Common Stock                           75,000,000 shares
Class R Common Stock                           75,000,000 shares
Class X Common Stock                            1,000,000 shares
Class Z Common Stock                          150,000,000 shares

Prudential Mid-Cap Value Fund                 175,000,000 shares
Class A Common Stock                           50,000,000 shares
Class B Common Stock                           10,000,000 shares
Class C Common Stock                           30,000,000 shares
Class L Common Stock                            2,000,000 shares
Class M Common Stock                            2,000,000 shares
Class Q Common Stock                           40,000,000 shares
Class X Common Stock                            1,000,000 shares
Class Z Common Stock                           40,000,000 shares

      THIRD:     As reclassified and designated hereby, the
total
number of shares of all classes and series of stock which the Corporation has authority to issue is 5,500,000,000 shares, $0.001 par value per share, having an aggregate par value of $5,500,000,000, classified and designated as follows:

Prudential Jennison Equity Income Fund
725,000,000 shares
Class A Common Stock                         253,000,000 shares
Class B Common Stock                         20,000,000 shares
Class C Common Stock                        150,000,000 shares
Class M Common Stock                          1,000,000 shares
Class Q Common Stock                         75,000,000 shares
Class R Common Stock                         75,000,000 shares
Class X Common Stock                          1,000,000 shares
Class Z Common Stock                        150,000,000 shares

Prudential Mid-Cap Value Fund               175,000,000 shares
Class A Common Stock                         52,000,000 shares
Class B Common Stock                         10,000,000 shares
Class C Common Stock                         30,000,000 shares
Class M Common Stock                          2,000,000 shares
Class Q Common Stock                         40,000,000 shares
Class X Common Stock                          1,000,000 shares
Class Z Common Stock                         40,000,000 shares

      FOURTH:     The terms of shares of all other classes or
series of stock of the Corporation (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption) are as provided in the Charter and remain unchanged by these Articles Supplementary.

      FIFTH:     These Articles Supplementary shall become
effective upon filing with the State Department of Assessments and Taxation of Maryland.



      IN WITNESS WHEREOF, Prudential Investment Portfolios,
Inc. 10 has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant
Secretary on June 7, 2012.


WITNESS:                       PRUDENTIAL INVESTMENT
                                PORTFOLIOS, INC. 10

/s/ Jonathan D. Shain                  By:  /s/ Stuart S. Parker
Jonathan D. Shain,                          Stuart S. Parker,
Assistant Secretary                         President

      The undersigned, President of Prudential Investment
Portfolios, Inc. 10, who executed on behalf of the
Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the
authorization and approval thereof are true in all material
respects under the penalties of perjury.
                         /s/ Stuart S. Parker
                         Stuart S. Parker,
                         President